Exhibit 99.2

                                    CBQ, INC.
                    (in thousands, except for per share data)
                   CONSOLIDATED SUMMARY INCOME STATEMENT DATA

INCOME STATEMENT
                                                       FOR THE YEAR ENDED
                                                     2003              2002

Revenues                                        $     615,265      $         --
Cost of Sales                                        (434,953)               --
Gross Profit                                          180,312                --

Operating Expenses:
 Sales and marketing                                   26,370                --
  Other General and administrative                     80,570             2,774

Total Operating Expenses                              114,140             2,774

Net Operating Income (Loss)                            66,172            (2,774)

Other Income (Expense)
  Loss on Investment                                 (274,000)               --

Income (Loss) before
income taxes                                         (207,828)           (2,774)
Deferred Income Tax Benefit                             7,300                --
Net Income (Loss)                                    (200,528)           (2,774)

Weighted Average
Shares Outstanding                                131,172,217        97,000,000
Income (Loss) per Common Share                             --                --


BALANCE SHEET
                                                      December 31,  December 31,
                                                          2003         2002
Assets:
   Current assets:
   Cash                                                 $  24,841   $      --
   Deferred Tax Asset                                       7,300          --

Total Current Assets                                       32,141
Other non-current assets:
   Deposits                                                 1,713

 Total other non-current
         assets                                             1,713          --

Total assets                                            $  33,854   $      --

Liabilities and Stockholders'
Deficit:

Current liabilities:
   Accrued expenses                                     $ 175,000
   Accounts payable, trade                                142,117
   Customer Deposits                                       60,895          --
   Due to related party                                     1,215          --
   Due to shareholders                                    145,000          --
         Total Liabilities                              $ 524,227          --

Stockholders' Deficit:
   Preferred Stock, par value $.001 per share
      Authorized 100,000,000 shares,
      Issued -0- shares at December 31, 2003
      and 2002

   Common Stock, par value $.0001 per share
      Authorized 500,000,000 shares,
      Issued 499,350,300 Shares at December 31, 2003 and 97,000,000 shares at
      December 31, 2002

   Additional paid-in capital                             563,658          --
   Shareholder receivables                               (112,517)         --
   Accumulated deficit                                   (991,449)     (9,700)
   Total Stockholders' Deficit                           (490,373)         --
   Total Liabilities and
       Stockholders' Deficit                            $  33,854   $      --

FORWARD LOOKING STATEMENTS: The statements in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. A number of factors in addition to those discussed above could cause actual results to differ materially from expectations. Demand for CBQ's products, which impacts revenue and the gross margin percentage, is affected by business and economic conditions, and changes in customer order patterns. CBQ obtains most of its products outside of the U.S. and is thus subject to a number of other factors, including currency controls and fluctuations, state of U.S.-Chinese political and economic relationships, and tariff and import regulations. If terrorist activity, armed conflict, civil or military unrest or political instability occurs in the United States, China or other locations, such events may disrupt production of CBQ products and could also result in reduced demand for those products. Revenue Results could also be affected by the risk factors described in CBQ's current and future SEC reports and filings.